EXHIBIT 10.16

TARGET SECURITYHOLDER POOLING AGREEMENT

This Target Securityholder Pooling Agreement (this “Agreement”) is made effective as of the 16th day of December, 2014.

AMONG:

REVENUE.COM CORPORATION, a company incorporated under the laws of the State of Nevada and having an address at 4213 Manitou Way, Madison, WI, USA 53711

 (the “Company”)

AND:

_________________________________________________________________________ [print name of Securityholder], having an address at ___________________________________________________________________________________________________________________________________________________________________________________________________________ [print address of Securityholder]

 (the “Securityholder”)

AND:

CLARK WILSON LLP, having an address at Suite 800 – 885 West Georgia Street, Vancouver, British Columbia V6C 3H1

(the “Escrow Agent”)

A.

The Company, Virurl, Inc. (“Virurl”) and the securityholders of Virurl have entered into a share exchange agreement dated October 15, 2014, as amended (the “Acquisition Agreement”), whereby the Company has agreed to acquire all of the securities of Virurl (the “Acquisition”);

B.

Pursuant to the terms of the Acquisition Agreement, each of the Target Securityholders (as defined in the Acquisition Agreement) agreed to, on or prior to the closing of the Acquisition, enter into a pooling agreement pursuant to which: (i) the securities of the Company (the “Consideration Securities”) to be issued to the Target Securityholders in connection with the Acquisition, and (ii) any shares of common stock in the capital of the Company underlying any such Consideration Securities or any Target Options (as defined in the Acquisition Agreement) (collectively, the “Underlying Shares”) will be pooled and released in accordance with this Agreement; and

C.

The Securityholder wishes to pool the Consideration Securities and any Underlying Shares that the Securityholder will receive, or may receive, in connection with, or as a result of, the Acquisition (the “Securityholder’s Securities”) in accordance with the terms and conditions of this Agreement.

NOW THEREFORE in consideration of the mutual covenants and agreement herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties covenant and agree as follows:

1.

The Securityholder hereby agrees with the Escrow Agent that it will deliver or cause to be delivered to the Escrow Agent, a certificate or certificates representing all of the Securityholder’s Securities, which are to be held by the Escrow Agent and released to the Securityholder, by mail to the address specified above, on the following basis:

(a)

1% of the Securityholder’s Securities on the date that is 15 months after the date of the closing of the Acquisition (the “Closing Date”);

(b)

1% of the Securityholder’s Securities on the date that is 18 months after the Closing Date;

(c)

1% of the Securityholder’s Securities on the date that is 21 months after the Closing Date;

(d)

1% of the Securityholder’s Securities on the date that is 24 months after the Closing Date;

(e)

5% of the Securityholder’s Securities on the date that is 27 months after the Closing Date;

(f)

5% of the Securityholder’s Securities on the date that is 30 months after the Closing Date;

(g)

5% of the Securityholder’s Securities on the date that is 33 months after the Closing Date;

(h)

5% of the Securityholder’s Securities on the date that is 36 months after the Closing Date;

(i)

10% of the Securityholder’s Securities on the date that is 39 months after the Closing Date;

(j)

10% of the Securityholder’s Securities on the date that is 42 months after the Closing Date;

(k)

10% of the Securityholder’s Securities on the date that is 45 months after the Closing Date;

(l)

10% of the Securityholder’s Securities on the date that is 48 months after the Closing Date;

(m)

9% of the Securityholder’s Securities on the date that is 51 months after the Closing Date;

(n)

9% of the Securityholder’s Securities on the date that is 54 months after the Closing Date;

(o)

9% of the Securityholder’s Securities on the date that is 57 months after the Closing Date; and

(p)

9% of the Securityholder’s Securities on the date that is 60 months after the Closing Date.

2.

Notwithstanding the release schedule set out in Section 1:

(a)

all of the Securityholder’s Securities will be released from escrow in the event of a Change of Control (as defined in the Acquisition Agreement) of the Company; and

(b)

some or all of the Securityholder’s Securities may be released from escrow in special situations, upon unanimous approval of, and in the sole discretion of, the board of directors of the Company.

3.

The Company agrees that private sales of the Securityholder’s Securities by the Securityholder will be permitted, subject to compliance with Applicable Securities Laws (as defined in the Acquisition Agreement), and provided that the purchaser of any such Securityholder’s Securities agrees to sign, and be bound by the terms of, this Agreement, with respect to such purchased Securityholder’s Securities.

4.

During the period in which any of the Securityholder’s Securities are held by the Escrow Agent pursuant to this Agreement, the Securityholder agrees that it will not vote to effect any consolidation or reverse split of the shares of common stock of the Company (the “Common Stock”), except in the event: (a) of the failure of the business of the Company following the Closing Date (which, following the Closing Date will be the business of Virurl), or (b) that the Company is unable to raise financing due to its capitalization structure, as determined by a professional financier, acting reasonably.

5.

The Securityholder shall be entitled, from time to time, to a letter or receipt from the Escrow Agent stating the number of the Securityholder’s Securities being held for the Securityholder by the Escrow Agent subject to the terms of this Agreement, but such letter or receipt shall not be assignable.

6.

The Securityholder shall not sell, deal in, assign, transfer in any manner whatsoever, or agree to sell, deal in, assign or transfer in any manner whatsoever, any of the Securityholder’s Securities, or beneficial ownership of, or any interest in, the Securityholder’s Securities, and the Escrow Agent shall not accept or acknowledge any transfer, assignment, declaration of trust or any other document evidencing a change in legal or beneficial ownership of, or interest in, the Securityholder’s Securities, except as may be required by reason of the death or bankruptcy of the Securityholder, in which case the Escrow Agent shall hold the certificate or certificates representing the Securityholder’s Securities subject to this Agreement for whatever person or persons may thus become legally entitled thereto.

7.

If, during the period in which any of the Securityholder’s Securities are held by the Escrow Agent pursuant to this Agreement, any dividend, other than a dividend paid in Common Shares, is received by the Escrow Agent in respect of the Securityholder’s Securities, such dividend shall be paid or transferred forthwith to the Securityholder. Any Common Shares received by the Escrow Agent by way of dividend in respect of the Securityholder’s Securities shall be dealt with as if they were Securityholder’s Securities subject to this Agreement.

8.

In exercising the rights, duties and obligations prescribed or confirmed by this Agreement, the Escrow Agent will act honestly and in good faith and will exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

9.

The Securityholder and the Company agree from time to time and at all times hereafter well and truly to save, defend and keep harmless and fully indemnify the Escrow Agent, its successors and assigns, from and against all loss, costs, charges, suits, demands, claims, damages and expenses (including legal fees) which the Escrow Agent, its successors or assigns may at any time or times hereafter bear, sustain, suffer or be put unto for or by reason or on account of its acting pursuant to this Agreement or anything in any manner relating thereto or by reason of the Escrow Agent’s compliance in good faith with the terms hereof.

10.

In case proceedings should hereafter be taken in any court respecting the Securityholder’s Securities, the Escrow Agent will not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security in addition to the indemnity given in Section 9 against its costs of such proceedings.

11.

The Escrow Agent will have no responsibility in respect of loss of the certificate or certificates representing the Securityholder’s Securities except the duty to exercise such care in the safekeeping thereof as it would exercise if the Securityholder’s Securities belonged to the Escrow Agent.  The Escrow Agent may act on the advice of counsel but will not be responsible for acting or failing to act on the advice of counsel.

12.

In the event that the Securityholder’s Securities are attached, garnished or levied upon under any court order, or if the delivery of the Securityholder’s Securities is stayed or enjoined by any court order or if any court order, judgment or decree is made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent will obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of this Agreement to the contrary.  If the Escrow Agent obeys and complies with any such writs, orders, judgments or decrees, it will not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.

13.

Except as herein otherwise provided, the Escrow Agent is authorized and directed to disregard any and all notices and warnings which may be given to it by any of the parties hereto or by any other person.  It will, however, obey the order, judgment or decree of any court of competent jurisdiction, and it is hereby authorized to comply with and obey such orders, judgments or decrees and in case of such compliance, it shall not be liable by reason thereof to any of the parties hereto or to any other person, even if thereafter any such order, judgment or decree may be reversed, modified, annulled, set aside or vacated.

14.

If the Escrow Agent receives any valid court order contrary to the instructions contained in this Agreement, the Escrow Agent may continue to hold the Securityholder’s Securities until the lawful determination of the issue between the parties hereto.

15.

If written notice of protest is made by the Securityholder and/or the Company to the Escrow Agent to any action contemplated by the Escrow Agent under this Agreement, and such notice sets out reasons for such protest, the Escrow Agent may, at its sole discretion, continue to hold the Securityholder’s Securities until the right to the documents is legally determined by a court of competent jurisdiction or otherwise.

16.

The Escrow Agent may resign as Escrow Agent by giving not less than five (5) days’ notice thereof to the Securityholder and the Company. The Securityholder and the Company may terminate the Escrow Agent by giving not less than five (5) days’ notice to the Escrow Agent.  The resignation or termination of the Escrow Agent will be effective and the Escrow Agent will cease to be bound by this Agreement on the date that is five (5) days after the date of receipt of the termination notice given hereunder or on such other date as the Escrow Agent, the Securityholder and the Company may agree upon.  All indemnities granted to the Escrow Agent herein will survive the termination of this Agreement or the termination or resignation of the Escrow Agent.  In the event of termination or resignation of the Escrow Agent for any reason, the Escrow Agent shall, within that five (5) days’ notice period, deliver the Securityholder’s Securities to the new Escrow Agent to be named by the Securityholder and the Company.

17.

Notwithstanding anything to the contrary contained herein, in the event of any dispute arising between the Securityholder and/or the Company, this Agreement or any matters arising thereto, the Escrow Agent may, in its sole discretion, deliver and interplead the Securityholder’s Securities into court and such delivery and interpleading will be an effective discharge to and of the Escrow Agent.

18.

The Company will pay all of the compensation of the Escrow Agent and will reimburse the Escrow Agent for any and all reasonable expenses, disbursements and advances made by the Escrow Agent in the performance of its duties hereunder, including reasonable fees, expenses and disbursements incurred by its counsel.

19.

This Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their heirs, executors, administrators, successors and permitted assigns.

20.

This Agreement will be exclusively governed by and construed in accordance with the laws of the State of Nevada and the federal laws of the United States applicable therein.

21.

This Agreement may be executed in several parts in the same form and such parts as so executed shall together constitute one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Target Securityholder Pooling Agreement effective as of the date first above written.

CLARK WILSON LLP Per: Authorized Signatory REVENUE.COM CORPORATION Per: Authorized Signatory

EXECUTED BY _________________________ (name of Individual Securityholder) IN THE PRESENCE OF:

_____________________________________
(Signature)

_____________________________________
(Name)

_____________________________________
(Address)

_____________________________________

_____________________________________
(Occupation)

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )

_____________________________________
(Signature of Securityholder)

_____________________________________
(Name of Securityholder)

_____________________________________
(Address of Securityholder)

_____________________________________

_____________________________________

[OR]

[NAME OF NON-INDIVIDUAL SECURITYHOLDER]

Per: ________________________________

       Authorized Signatory